UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 15, 2026

 IEH Corporation

(Exact Name of Registrant as Specified in Charter)

New York	0-5278	13-5549348
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 58th Street, Suite 8E, Building B

Brooklyn, NY 11220

(Address of Principal Executive Offices, and Zip Code)

(718) 492-4440

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	IEHC	OTC ID

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On January 14, 2026, the Securities and Exchange Commission (the “SEC”) denied the motion for summary disposition of the SEC Division of Enforcement (the “Division”) in the Matter of IEHC Corporation (SEC Administrative Proceeding File No. 3-20973) and granted the cross motion for summary disposition and dismissal of IEH Corporation (“IEH” or the “Company”). Previously on August 17, 2022, the Division had notified IEH that the Division had issued an order instituting proceedings to determine for the protection of the Company’s investors whether to (i) suspend for a period of 12 months or (ii) revoke the registration of each class of the Company’s securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 In issuing its opinion (the “Opinion”), the Commission determined that neither suspension nor revocation under the Section 12(j) of the Securities Exchange Act of 1934 is appropriate. Accordingly, the Commission denied the Division’s motion for summary disposition and granted IEH’s cross-motion for summary disposition and dismissed the proceeding.

A copy of the Opinion is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

On January 15, 2026, the Company announced by press release the issuance of the Opinion by the Commission. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit Number	Exhibit Title or Description

99.1	Opinion in the Matter of IEH Corporation, SEC Administrative Proceeding File No. 3-20973, dated January 14, 2026.

99.2	Press Release dated January 15, 2026

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IEHC Corporation

By: /s/Subrata Purkayastha
Name: Subrata Purkayastha
Title: Chief Financial Officer
Date: January 15, 2026

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